SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Amended Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 31, 2002

Echelon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Meridian Avenue, San Jose, California		95126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (408) 938-5200

(Former name or former address, if changed since last report.)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

On February 14, 2002, Echelon Corp. (the “Company” or “Echelon”) filed a Current Report on Form 8-K to report its acquisition of BeAtHome, Inc. (“BeAtHome”) on January 31, 2002. Pursuant to Item 7 of Form 8-K, Echelon indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of sections (a), (b), and (c) of Item 7.

(a)  Financial Statements of Business Acquired

The required financial information of BeAtHome has been included hereto in exhibit 99.3.

(b)  Pro Forma Financial Information

The pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

(c)  Exhibits

Exhibit Number		Description

2.1	*
Agreement and Plan of Reorganization dated as of January 7, 2002 by and among Echelon Corporation, BeAtHome.com, Inc., BAH Acquisition Corporation, Thor Iverson, Dan and Lisa Malmstrom, Jeff Johnson, Dan Schulz, Howard Dahl, David Arvig, and with respect to Articles VII and IX only Thor Iverson as Stockholder Representative and U.S. Bank Trust, National Association as Escrow Agent.

23.1		Consent of Arthur Andersen LLP

99.1	*	Press Release dated January 8, 2002.

99.2	*	Press Release dated February 1, 2002.

99.3		BeAtHome, Inc. audited financial statements for the years ended December 31, 2000 and 2001.

99.4		Company Letter of Representations Regarding Arthur Andersen LLP

*	Previously Filed as Exhibits to our Current Report on Form 8-K filed with the Commission on February 14, 2002.

ECHELON CORP. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On January 31, 2002, Echelon Corp. (“Echelon”) completed the acquisition of BeAtHome.com, Inc. (“BeAtHome”), through the merger of a wholly owned subsidiary of Echelon with and into BeAtHome, with BeAtHome surviving as a wholly owned subsidiary of Echelon (the “Merger”).

The following unaudited pro forma combined condensed financial information has been prepared to give effect to the Merger, to be accounted for using the purchase method of accounting. This financial information reflects certain assumptions deemed probable by management regarding the Merger. The total estimated purchase cost of the Merger has been allocated on a preliminary basis to assets and liabilities based on management’s best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma combined condensed financial information are subject to change pending a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed. The impact of these changes could be material.

The unaudited pro forma combined condensed balance sheet as of December 31, 2001 gives effect to the Merger as if it had occurred on December 31, 2001, and combines the historical consolidated balance sheet of Echelon and the historical balance sheet of BeAtHome as of that date.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 combines the historical consolidated statement of operations of Echelon for the year ended December 31, 2001 with the historical statement of operations of BeAtHome for the year ended December 31, 2001.

The unaudited pro forma combined condensed financial information is based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma combined financial information is based upon the respective historical consolidated financial statements of Echelon and notes thereto, previously filed with the Securities and Exchange Commission, and should be read in conjunction with those statements and the related notes.

ECHELON CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
(in thousands)

	Historical		Adjustments		Combined
	Echelon As of December 31, 2001	BeAtHome As of December 31, 2001	Amount	Reference
Assets
Current Assets:
Cash and cash equivalents	$23,232	$37	$(2,381)	(a)	$20,888
Short-term investments	88,421	3	—		88,424
Accounts receivable, net	29,113	47	—		29,160
Inventories	10,316	—	—		10,316
Other current assets	11,556	24	—		11,580

Total current assets	162,638	111	—		160,368
Property and equipment, net	16,480	347	—		16,827
Other long-term assets	4,084	4	—		4,088
Goodwill and other intangible assets, net	2,452	—	4,995	(a)	7,447

	$185,654	$462	$2,614		$188,730

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,409	$748	$—		$8,157
Notes payable	—	2,090	(550)	(a)	1,540
Accrued liabilities	2,426	638	—		3,064
Deferred revenues	1,055	—	—		1,055

Total current liabilities	10,890	3,476	(550)		13,816

Deferred rent	47	—	—		47
Stockholders’ Equity:
Common stock	390	16	(16)		390
Additional paid-in capital	265,787	5,116	(4,566)	(a)	266,337
Treasury stock	(3,191)	—	—		(3,191)
Deferred compensation	(31)	—	—		(31)
Accumulated other comprehensive income	38	—	—		38
Accumulated deficit	(88,276)	(8,146)	(7,746)	(a),(b)	(88,676)

Total stockholder’s equity	174,717	(3,014)	3,164		174,867

	$185,654	$462	$2,614		$188,730

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

ECHELON CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	Historical		Adjustments
	Echelon Year Ended December 31, 2001	BeAtHome Year Ended December 31, 2001	Amount	Reference		Combined
Revenues:
Product	$74,777	$463	$—			$75,240
Service	1,812	28	—			1,840

Total revenues	76,589	491	—			77,080

Cost of revenues:
Product	34,842	966	—			35,808
Service	2,347	579	—			2,926

Total cost of revenues	37,189	1,545	—			38,734

Gross margin	39,400	(1,054)	—			38,346

Operating Expenses:
Product development	17,028	1,309	100	(a	)	18,437
Sales and marketing	15,787	1,098	—			16,885
General and administrative	6,942	1,608	—			8,550
Impairment of long-lived assets	—	125	—			125

Total operating expenses	39,757	4,140	100			43,997

Loss from operations	(357)	(5,194)	(100)			(5,651)
Interest and other income (expense), net	6,655	(74)	—			6,581

Income/(loss) before provision for income taxes	6,298	(5,268)	(100)			930
Provision for income taxes	252	—	—	(b	)	252

Net income/(loss)	$6,046	$(5,268)	$(100)			$678

Net income per share:
Basic	$0.16					$0.02

Diluted	$0.15					$0.02

Shares used in per share calculation:
Basic	38,443					38,443

Diluted	41,141					41,141

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

ECHELON CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Note 1.    Unaudited Pro Forma Combined Condensed Balance Sheet

The unaudited pro forma combined condensed balance sheet gives effect to the Merger as if it had occurred on December 31, 2001 with respect to the balance sheets of Echelon and BeAtHome.

On January 8, 2002, Echelon announced it would acquire all of the outstanding capital stock of BeAtHome, pay off certain of BeAtHome’s debts, and assume certain other of BeAtHome’s liabilities in exchange for $3,000,000 in cash (subject to certain adjustments). The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet:

(a)  To record the application of purchase accounting, including the write-off of purchased in-process research and development (“IPR&D”).

The total estimated purchase price of approximately $2,931,000 consists of cash paid to BeAtHome’s shareholders of approximately $2,041,000; the forgiveness of $550,000 in loans made by Echelon to BeAtHome prior to the completion of the Merger; and estimated direct transaction costs of approximately $340,000.

The amounts and components of the estimated purchase price is presented below ($    thousands):

Cash paid	$2,041
Loans forgiven	550
Transaction costs	340

Total purchase price	$2,931

Under purchase accounting, the total purchase price will be allocated to BeAtHome’s assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The total purchase price is expected to be allocated to tangible assets and liabilities, identifiable intangible assets, including in-process research and development (“IPR&D”) and purchased technology, and goodwill. The purchased technology is expected to be amortized over two years and the IPR&D will be written-off upon consummation of the Merger.

The fair value assigned to IPR&D was estimated by discounting, to present value, the cash flows attributable to the technology once it has reached technological feasibility. The discount rate was calculated based on BeAtHome’s estimated weighted average cost of capital (“WACC”). The cost of equity was determined by utilizing the Capital Asset Pricing Model (“CAPM”) and by reviewing published studies, which analyze market returns required by venture capitalists for various developmental-stage companies. The IPR&D discount rate of 50 percent represents a premium over the calculated WACC of 25 percent. The value assigned to IPR&D was the amount attributable to the efforts of BeAtHome up to the time of acquisition. This amount was estimated through application of the “stage of completion” calculation by multiplying the estimated present value of future cash flows, excluding costs of completion, by the percentage of completion of the purchased research and development project at the time of acquisition.

The preliminary allocation of the purchase price to the net assets acquired is presented below ($        thousands).

Preliminary fair value of net liabilities of BeAtHome	$(3,014)
Intangible assets:
Purchased technology	200
Goodwill	5,345
In-process research and development	400

Net assets acquired	$2,931

The actual allocation of the purchase price will depend upon the composition of BeAtHome’s net assets on the closing date and Echelon’s evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

ECHELON CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS—(Continued)

Note	2. Unaudited Pro Forma Combined Condensed Statement of Operations
(b)  To record the income statement effect of the pro forma adjustments. The $100,000 adjustment is the result of the amortization of the purchased technology. It is currently anticipated that the $200,000 value assigned to the purchased technology will be amortized over the expected two-year life of the asset. The effects of the write-off of IPR&D have not been included in the unaudited pro forma combined condensed statement of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

Dated:  April 16, 2002

By:	/s/ OLIVER R. STANFIELD
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Agreement and Plan of Reorganization dated as of January 7, 2002 by and among Echelon Corporation, BeAtHome.com, Inc., BAH Acquisition Corporation, Thor Iverson, Dan and Lisa Malmstrom, Jeff Johnson, Dan Schulz, Howard Dahl, David Arvig, and with respect to Articles VII and IX only Thor Iverson as Stockholder Representative and U.S. Bank Trust, National Association as Escrow Agent.

23.1	Consent of Arthur Andersen LLP
99.1*	Press Release dated January 8, 2002.
99.2*	Press Release dated February 1, 2002.
99.3	Be At Home, Inc. audited financial statements for the years ended December 31, 2000 and 2001.
99.4	Company Letter of Representations regarding Arthur Andersen LLP.

*	Previously Filed as exhibits to our Current Report on Form 8-K filed with the Commission on February 14, 2002.